Exhibit 4.28

EXECUTION VERSION

SUBSCRIPTION AGREEMENT

This SUBSCRIPTION AGREEMENT (this “Subscription Agreement”) is entered into this 28th day of July, 2021, by and among Queen’s Gambit Growth Capital, a Cayman Islands exempted company with limited liability (“GMBT”), Pivotal Holdings Corp, a company limited by shares incorporated under the laws of the British Virgin Islands (the “Issuer”), Swvl Inc., a company limited by shares incorporated under the laws of the British Virgin Islands (the “Company”), and the undersigned (“Subscriber”). The Issuer is a wholly owned subsidiary of the Company.

WHEREAS, concurrently with the execution and delivery of this Subscription Agreement, each of the Company, GMBT, the Issuer, Pivotal Merger Sub Company I, a Cayman Islands exempted company with limited liability and wholly owned subsidiary of the Issuer (“Cayman Merger Sub”), and Pivotal Merger Sub Company II Limited, a company limited by shares incorporated under the laws of the British Virgin Islands and wholly owned subsidiary of GMBT (“BVI Merger Sub”), are entering into that certain Business Combination Agreement, dated as of the date hereof (as the same may be amended, supplemented or otherwise modified from time to time, the “Combination Agreement”, and the transactions contemplated by the Combination Agreement, the “Transactions”);

WHEREAS, pursuant to the Combination Agreement, among other things, (i) GMBT will merge with and into Cayman Merger Sub (the “SPAC Merger”), with Cayman Merger Sub surviving the SPAC Merger and becoming the sole owner of all of the issued and outstanding shares, no par value, of BVI Merger Sub (the “BVI Merger Sub Common Shares”), (ii) concurrently with the SPAC Merger, the Issuer will redeem all of the common shares of the Issuer that are held by the Company, (iii) following the SPAC Merger, Cayman Merger Sub will distribute all of the issued and outstanding BVI Merger Sub Common Shares to the Issuer (the “BVI Merger Sub Distribution”) and (iv) following the BVI Merger Sub Distribution, BVI Merger Sub will merge with and into the Company (the “Company Merger”), with the Company surviving the Company Merger as a wholly owned subsidiary of the Issuer;

WHEREAS, in connection with the Transactions, on the terms and subject to the conditions set forth in this Subscription Agreement, Subscriber desires to subscribe for and purchase from the Issuer at the Closing the number of Class A Shares, par value $0.0001 per share, of the Issuer (“Issuer Class A Shares”) set forth on the signature page hereto (the “Acquired Shares”) for a purchase price of $10.00 per share (the “Share Purchase Price” and the aggregate purchase price set forth on the signature page hereto for the Acquired Shares, the “Purchase Price”), and the Issuer desires to issue and sell to Subscriber at the Closing the Acquired Shares in consideration of the payment of the Purchase Price by or on behalf of Subscriber to the Issuer at the Closing (as defined herein); and

WHEREAS, in connection with the Transactions, certain institutional “accredited investors” (as such term is defined in Rule 501 under the Securities Act of 1933, as amended (the “Securities Act”)) other than Subscriber (each, an “Other Subscriber”), have entered into subscription agreements with the Issuer substantially similar to this Subscription Agreement, pursuant to which such Other Subscribers have agreed to subscribe for and purchase, and the Issuer has agreed to issue and sell to such Other Subscribers, on the Closing Date, Issuer Class A Shares at the Share Purchase Price (the “Other Subscription Agreements”), and the aggregate amount of securities to be sold by the Issuer pursuant to this Subscription Agreement and the Other Subscription Agreements equals, as of the date hereof, $100,000,000 (the “Aggregate Purchase Price”).

NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties and covenants, and subject to the conditions, herein contained, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

1.    Subscription.

a.    Subject to the terms and conditions hereof, Subscriber hereby agrees to subscribe for and purchase at the Closing, and the Issuer hereby agrees to issue and sell to Subscriber at the Closing, upon the receipt of the Purchase Price by the Issuer, the Acquired Shares (such subscription and issuance, the “Subscription”).

b.    Following the date hereof, the Issuer, the Company and Subscriber shall cooperate in good faith to negotiate and execute within ten (10) Business Days definitive documentation for the issuance by the Company, and the purchase by the Subscriber, of one or more convertible notes substantially on the terms set forth in the term sheet attached hereto as Schedule C. Upon the execution of such definitive documentation, (i) the Purchase Price shall be reduced dollar-for-dollar by the aggregate face value of such convertible notes and (ii) the number of Acquired Shares shall thereafter be equal to the quotient of (x) the Purchase Price (after giving effect to the foregoing clause (i)) divided by (y) the Share Purchase Price.

2.    Closing.

a.    Subject to the satisfaction or waiver of the conditions set forth in Sections 2(c) and 2(d), the closing of the Subscription contemplated hereby (the “Closing”) shall occur on the date of, and at a time immediately prior to or substantially concurrently with, the consummation of the Company Merger (such date, the “Closing Date”). Not less than three (3) Business Days prior to the anticipated Closing Date (the “Expected Closing Date”), the Issuer shall provide written notice to Subscriber (the “Closing Notice”) of the Expected Closing Date specifying (i) the Expected Closing Date and (ii) the wire instructions for delivery of the Purchase Price to the Issuer. As used in this Subscription Agreement, “Business Day” means any day on which the principal offices of the Commission (as defined herein) in Washington, D.C. are open to accept filings, or, in the case of determining a date when any payment is due, any day on which banks are not required or authorized to close in New York, NY, the Cayman Islands or the British Virgin Islands; provided, that banks shall not be deemed to be authorized or obligated to be closed due to a “shelter in place,” “non-essential employee” or similar closure of physical branch locations at the direction of any governmental authority if such banks’ electronic funds transfer systems (including for wire transfers) are open for use by customers on such day.

b.    Subject to the satisfaction or waiver of the conditions set forth in Sections 2(c) and 2(d) (other than those conditions that by their nature are to be satisfied at the closing of the Company Merger pursuant to the Combination Agreement, but without affecting the requirement that such conditions be satisfied or waived at the closing of the Company Merger):

(i)    Subscriber shall deliver to the Issuer (A) any information that is reasonably requested in the Closing Notice that is required in order to enable the Issuer to issue the Acquired Shares, including, without limitation, the legal name of the person (or nominee) in whose name such Acquired Shares are to be issued and a duly completed and executed Internal Revenue Service Form W-9 or appropriate Form W-8 and (B) the Purchase Price for the Acquired Shares on the Closing Date (and in any event not earlier than one (1) Business Day following the SPAC Merger) by wire transfer of U.S. dollars in immediately available funds to the account specified by the Issuer in the Closing Notice (which account shall not be an escrow account); and

(ii)    The Issuer shall deliver to Subscriber (i) at or as promptly as practicable after the Closing, the Acquired Shares against and upon receipt of the Purchase Price by the Issuer in book entry form, free and clear of any liens or other restrictions whatsoever (other than those arising under applicable securities laws), in the name of Subscriber (or its nominee in accordance with its delivery instructions) or to a custodian designated by Subscriber, as applicable, and (ii) as promptly as practicable after the Closing, a copy of the records of, or correspondence from, the Issuer’s transfer agent reflecting Subscriber as the owner of the Acquired Shares on and as of the Closing Date.1 Each book entry for the Acquired Shares shall contain a legend in substantially the following form:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION, AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM. THE HOLDER WILL NOTIFY ANY SUBSEQUENT PURCHASER OF THIS SECURITY OF THE RESALE RESTRICTIONS REFERRED TO ABOVE.

[1]

For any Subscriber that is an investment company registered under the Investment Company Act of 1940 (the “Investment Company Act”) or that is advised by an investment adviser subject to regulation under the Investment Advisers Act of 1940 (the “Investment Advisers Act”), substitute the following closing mechanics in lieu of those described in the clauses (i) and (ii) of this Section 2(b): Subscriber shall initiate funding of the Purchase Price to the Issuer by no later than 6:00 a.m. New York City time on the Closing Date, via wire transfer of U.S. dollars in immediately available funds to the account specified by the Issuer in the Closing Notice; provided, that Subscriber shall not be obligated to initiate funding of the Purchase Price or consummate the Subscription Closing until the Issuer has delivered to Subscriber (i) the Acquired Shares in book entry form, free and clear of any liens or other restrictions whatsoever (other than those arising under applicable securities laws), in the name of Subscriber (or its nominee in accordance with its delivery instructions) or to a custodian designated by Subscriber, as applicable, and (ii) as promptly as practicable after the Closing, a copy of the records of, or correspondence from, the Issuer’s transfer agent reflecting Subscriber as the owner of the Acquired Shares on and as of the Closing Date. In the event the Purchase Price has not been delivered within one (1) business day of the issuance of the Acquired Shares, such issuance shall be deemed to be null and void and the Issuer shall promptly reverse and cancel any book entries reflecting the issuance of the Acquired Shares.

c.    The Issuer’s obligation to effect the Closing shall be subject to the satisfaction on the Closing Date, or, to the extent permitted by applicable law, the waiver by the Issuer, of each of the following conditions:

(i)    all representations and warranties of Subscriber contained in this Subscription Agreement shall be true and correct in all material respects (other than representations and warranties that are qualified as to materiality or Subscriber Material Adverse Effect (as defined herein), which representations and warranties shall be true and correct in all respects) at and as of the Closing Date (other than those representations and warranties expressly made as of an earlier date, which shall be so true and correct as of such earlier date), and consummation of the Closing shall constitute a reaffirmation by Subscriber of each of the representations, warranties and agreements of each such party contained in this Subscription Agreement as of the Closing Date (other than those representations and warranties expressly made as of an earlier date, which shall be true and correct as of such earlier date);

(ii)    Subscriber shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Subscription Agreement to be performed, satisfied or complied with by it at or prior to the Closing;

(iii)    no applicable governmental authority shall have enacted, issued, promulgated, enforced or entered any judgment, order, law, rule or regulation (whether temporary, preliminary or permanent) which is then in effect and has the effect of making consummation of the Subscription illegal or otherwise preventing or prohibiting consummation of the Subscription;

(iv)    all conditions precedent to the Issuer’s obligation to effect the Company Merger set forth in the Combination Agreement shall have been satisfied (as determined by the parties to the Combination Agreement) or waived (other than those conditions that (x) may only be satisfied at the closing of the Company Merger, but subject to the satisfaction or waiver of such conditions as of the closing of the Company Merger, or (y) will be satisfied by the Closing and the closing of the transactions contemplated by the Other Subscription Agreements);

(v)    the Issuer Class A Shares shall have been approved for listing on the Nasdaq Global Market (“NASDAQ”) (or, if the Issuer does not qualify for such market, the Nasdaq Capital Market, or any other public stock market or exchange in the United States as may be mutually agreed to by the Company and GMBT) as of the Closing Date, subject only to official notice of issuance thereof; and

(vi)    no suspension of the offering or sale of the Acquired Shares shall have been initiated or, to GMBT or the Issuer’s knowledge, threatened, in any jurisdiction, including by the Securities and Exchange Commission (the “Commission”).

d.    Subscriber’s obligation to effect the Closing shall be subject to the satisfaction on the Closing Date, or, to the extent permitted by applicable law, the waiver by Subscriber, of each of the following conditions:

(i)    all representations and warranties of GMBT and the Issuer contained in this Subscription Agreement shall be true and correct in all material respects (other than representations and warranties that are qualified as to materiality or Material Adverse Effect or GMBT Material Adverse Effect, as applicable (each as defined herein), which representations and warranties shall be true and correct in all respects) at and as of the Closing Date (other than those representations and warranties expressly made as of an earlier date, which shall be so true and correct as of such earlier date), and consummation of the Closing shall constitute a reaffirmation by GMBT and the Issuer of each of the representations, warranties and agreements of each such party contained in this Subscription Agreement as of the Closing Date (other than those representations and warranties expressly made as of an earlier date, which shall be true and correct as of such earlier date);

(ii)    no applicable governmental authority shall have enacted, issued, promulgated, enforced or entered any judgment, order, law, rule or regulation (whether temporary, preliminary or permanent) which is then in effect and has the effect of making consummation of the Subscription illegal or otherwise preventing or prohibiting consummation of the Subscription;

(iii)    each of the Issuer and GMBT shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Subscription Agreement to be performed, satisfied or complied with by it at or prior to the Closing, except where the failure of such performance, satisfaction or compliance would not or would not be reasonably expected to prevent, materially delay, or materially impair the ability of the Issuer to consummate the Closing; provided that this condition shall be deemed satisfied unless written notice of such noncompliance is provided by Subscriber to the Issuer and GMBT and the Issuer and GMBT, as applicable, fails to cure such noncompliance in all material respects within five (5) Business Days of receipt of such notice.

(iv)    the terms of the Combination Agreement (as the same exists on the date of this Subscription Agreement) shall not have been amended, modified or waived in a manner that would reasonably be expected to materially and adversely affect the economic benefits that Subscriber would reasonably expect to receive under this Subscription Agreement;

(v)    all conditions precedent to the closing of the Company Merger set forth in the Combination Agreement, shall have been satisfied (as determined by the parties to the Combination Agreement) or waived (other than those conditions that (x) may only be satisfied at the closing of the Company Merger, but subject to the satisfaction or waiver of such conditions as of the closing of the Company Merger, or (y) will be satisfied by the Closing and the closing of the transactions contemplated by the Other Subscription Agreements); and

(vi)    the Issuer Class A Shares shall have been approved for listing on the NASDAQ (or, if the Issuer does not qualify for such market, the Nasdaq Capital Market, or any other public stock market or exchange in the United States as may be mutually agreed by the Company and GMBT) as of the Closing Date, subject only to official notice of issuance thereof.

e.    Prior to or at the Closing, Subscriber shall execute and deliver such additional documents and take such additional actions as the Issuer reasonably may deem to be practical and necessary in order to consummate the Subscription as contemplated by this Subscription Agreement.

f.    In the event that the closing of the Company Merger does not occur within five (5) Business Days of the Expected Closing Date, the Issuer shall promptly (but not later than three (3) Business Days thereafter) return the Purchase Price to Subscriber in immediately available funds to the account specified by Subscriber, and any book entries shall be deemed cancelled. Notwithstanding such return or cancellation, unless and until this Subscription Agreement is terminated in accordance with Section 9 herein, Subscriber shall remain obligated (A) to redeliver funds to the Issuer following the Issuer’s delivery to Subscriber of a new Closing Notice and (B) to consummate the Closing immediately prior to or substantially concurrently with the consummation of the Company Merger.

g.    The parties hereto agree and acknowledge that Subscriber shall have no rights in or with respect to any class of Issuer stock unless and until the Issuer delivers to Subscriber the Acquired Shares pursuant to Section 2(b)(ii).

h.    If prior to the Closing the Issuer proposes to sell any Issuer Class A Shares pursuant to one or more subscription agreements on terms substantially similar to the terms hereof (such Issuer Class A Shares, “Additional Shares”), the Issuer shall, at least three (3) Business Days prior to entering into any such agreement, notify Subscriber in writing of such proposed sale (which notice shall specify, to the extent practicable, the purchase price for, and the terms and conditions for the issuance of, such Additional Shares) and shall offer to sell to Subscriber its pro rata share of such Additional Shares (determined based on the proportion that the Purchase Price bears to the Aggregate Purchase Price (the “Preemptive Rights”); provided, however, that the foregoing shall not apply to any issuance of Issuer Class A Shares to strategic investors. If Subscriber wishes to subscribe for a number of Additional Shares equal to or less than the number to which it is entitled, Subscriber may do so and shall, in the written notice of exercise of the offer, specify the number of Additional Shares for which it wishes to subscribe. The purchase price for the Additional Shares to be subscribed for pursuant to the exercise of the Preemptive Rights shall be payable only in cash by wire transfer (unless otherwise agreed by the Issuer) and shall equal per share of Additional Shares the per share subscription price for the Additional Shares giving rise to such Preemptive Rights. The Preemptive Rights must be exercised by acceptance in writing within two (2) Business Days following receipt of the notice from the Company of its intention to sell Additional Stock. Notwithstanding the foregoing, this Section shall not apply to the sale of any Issuer Class A Shares (A) issuable pursuant to the Other Subscription Agreements or (B) otherwise issuable in connection with the transactions contemplated by the Combination Agreement.

3.    Issuer Representations and Warranties. The Issuer represents and warrants that:

a.    The Issuer has been incorporated and is validly existing as a company limited by shares incorporated under the laws of the British Virgin Islands in good standing (or such equivalent concept to the extent it exists under the laws of the British Virgin Islands) under the laws of the British Virgin Islands, with corporate power and authority to own, lease and operate its properties and conduct its business as presently conducted and to enter into, deliver and perform its obligations under this Subscription Agreement.

b.    The Acquired Shares have been duly authorized and, when issued and delivered to Subscriber against full payment for the Acquired Shares in accordance with the terms of this Subscription Agreement and entered in the Issuer’s register of members, the Acquired Shares will be validly issued, fully paid and non-assessable (meaning that the holders of the Acquired Shares will not by reason of merely being such a holder, be subject to assessment or calls by the Issuer or its creditors for further payment on such Acquired Shares) and will not have been issued in violation of or subject to any preemptive or similar rights created under the Issuer’s memorandum and articles of association or under the laws of the British Virgin Islands.

c.    This Subscription Agreement has been duly authorized, executed and delivered by the Issuer and is enforceable against the Issuer in accordance with its terms, except as may be limited or otherwise affected by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting the rights of creditors generally, and (ii) principles of equity, whether considered at law or equity.

d.    Assuming the accuracy of Subscriber’s representations and warranties in Section 5, the execution and delivery by the Issuer of this Subscription Agreement, and the performance by the Issuer of its obligations under this Subscription Agreement, including the issuance and sale of the Acquired Shares and the consummation of the other transactions contemplated herein, do not and will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of the Issuer pursuant to the terms of any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which the Issuer is a party or by which the Issuer is bound or to which any of the property or assets of the Issuer is subject, which would be reasonably expected to have, individually or in the aggregate, a material adverse effect on the business, properties, financial condition, shareholders’ equity or results of operations of the Issuer (a “Material Adverse Effect”) or materially affect the validity of the Acquired Shares or the legal authority of the Issuer to comply in all material respects with the terms of this Subscription Agreement; (ii) result in a violation of the memorandum and articles of association of the Issuer; or (iii) result in a violation of any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over the Issuer or any of its properties, except in the case of each of clauses (i) and (iii), that would not be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect or materially affect the validity of the Acquired Shares or the legal authority of the Issuer to comply in all material respects with this Subscription Agreement.

e.    There are no securities or instruments issued by or to which the Issuer is a party containing anti-dilution or similar provisions that will be triggered by the issuance of (i) the Acquired Shares or (ii) the Issuer Class A Shares to be issued pursuant to any Other Subscription Agreement, in each case, that have not been or will not be validly waived on or prior to the Closing Date.

f.    Assuming the accuracy of Subscriber’s representations and warranties in Section 5, the Issuer is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority, self-regulatory organization or other person in connection with the execution, delivery and performance by the Issuer of this Subscription Agreement (including, without limitation, the issuance of the Acquired Shares), other than (i) the filing with the Registrar of Corporate Affairs in the British Virgin Islands of an amended and restated memorandum and articles of association of the Issuer as further described in the Registration Statement (as defined below), (ii) the filing with the Commission of the Registration Statement (as defined below), (iii) filings required by applicable securities laws, (iv) those required by the NASDAQ, and (v) the failure of which to obtain would not be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect or have a material adverse effect on the Issuer’s ability to consummate the transactions contemplated hereby, including the sale and issuance of the Acquired Shares.

g.    As of the date hereof, the authorized shares of the Issuer consists of 25,000 Issuer Class A Shares and 25,000 Class B shares, par value $0.0001 per share (“Issuer Class B Shares”). As of the date hereof, one (1) Issuer Class A Share is issued and outstanding and no Issuer Class B Shares are issued and outstanding.

h.    Assuming the accuracy of Subscriber’s representations and warranties set forth in Section 5, no registration under the Securities Act is required for the offer and sale of the Acquired Shares by the Issuer to Subscriber in the manner contemplated by this Subscription Agreement.

i.    Neither the Issuer nor any person acting on its behalf has engaged or will engage in any form of general solicitation or general advertising (within the meaning of Regulation D of the Securities Act) in connection with any offer or sale of the Acquired Shares.

j.    As of the date hereof, the Issuer has not entered into any side letter or similar agreement with any Other Subscriber or any other investor in connection with such Other Subscriber’s or such other investor’s direct or indirect investment in the Issuer other than (i) the Combination Agreement and (ii) the Other Subscription Agreements (and no Other Subscription Agreement provided for a purchase price per share that is lower than the Share Purchase Price) and (iii) agreements or forms thereof that have been publicly filed via the Commission’s EDGAR system, including filings made by either GMBT or the Issuer. The Other Subscription Agreements have not been amended in any material respect following the date of this Subscription Agreement and reflect the same Share Purchase Price and economic terms that are no more favorable in any material respect to any such Other Subscriber thereunder than the terms of this Subscription Agreement (other than the alternative settlement mechanics available to investment companies registered under the Investment Company Act or investors advised by an investment adviser subject to regulation under the Investment Advisers Act as contemplated by Section 2(b) hereof).

k.    Except for such matters as have not had and would not be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect, there is no (i) suit, action, proceeding or arbitration before a governmental authority or arbitrator pending, or, to the knowledge of the Issuer, threatened against the Issuer or (ii) judgment, decree, injunction, ruling or order of any governmental entity or arbitrator outstanding against the Issuer.

l.    Except for placement fees payable to Barclays Capital Inc. (“Barclays”), Guggenheim Securities, LLC (“Guggenheim Securities”) or MPW Capital Advisors Limited (“MPW”), in their capacity as placement agents for the offer and sale of the Acquired Shares (in such capacity, together, the “Placement Agents”), the Issuer has not paid, and is not obligated to pay, any brokerage, finder’s or other commission or similar fee in connection with its issuance and sale of the Acquired Shares.

m.    None of the Issuer, its subsidiaries or any of their affiliates, nor any person acting on their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of the issuance of any of the Acquired Shares under the Securities Act, whether through integration with prior offerings pursuant to Rule 502(a) of the Securities Act or otherwise.

4.    GMBT Representations and Warranties. GMBT represents and warrants that:

a.    GMBT has been duly incorporated and is validly existing as an exempted company in good standing under the laws of the Cayman Islands, with corporate power and authority to own, lease and operate its properties and conduct its business as presently conducted and to enter into, deliver and perform its obligations under this Subscription Agreement.

b.    This Subscription Agreement has been duly authorized, executed and delivered by GMBT and is enforceable against GMBT in accordance with its terms, except as may be limited or otherwise affected by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting the rights of creditors generally, and (ii) principles of equity, whether considered at law or equity.

c.    The execution and delivery by GMBT of this Subscription Agreement and the performance by GMBT of its obligations hereunder do not and will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of GMBT pursuant to the terms of any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which GMBT is a party or by which GMBT is bound or to which any of the property or assets of GMBT is subject, which would be reasonably expected to have, individually or in the aggregate, a material adverse effect on the business, properties, financial condition, shareholders’ equity or results of operations of GMBT (a “GMBT Material Adverse Effect”) or materially affect the legal authority of GMBT to comply in all material respects with the terms of this Subscription Agreement; (ii) result in a violation of the organizational documents of GMBT; or (iii) result in a violation of any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over GMBT or any of its properties, except in the case of each of clause (i) and (iii), that would not be reasonably expected to have, individually or in the aggregate, a GMBT Material Adverse Effect or materially affect the legal authority of the Issuer to comply in all material respects with this Subscription Agreement.

d.    The authorized capital stock of GMBT consists of (i) 500,000,000 Class A ordinary shares, par value $0.0001 per share (“GMBT Class A Shares”), (ii) 50,000,000 Class B ordinary shares, par value $0.0001 per share (“GMBT Class B Shares” and together with GMBT Class A Shares, the “GMBT Common Stock”), and (iii) 5,000,000 preferred shares, par value $0.0001 per share (“GMBT Preferred Stock”). As of the date hereof (1) 34,500,000 GMBT Class A Shares are issued and outstanding, (2) 8,625,000 GMBT Class B Shares are issued and outstanding, and (3) no shares of GMBT Preferred Stock are issued and outstanding.

e.    There are no securities or instruments issued by or to which GMBT is a party containing anti-dilution or similar provisions that will be triggered by the issuance of (i) the Acquired Shares or (ii) the Issuer Class A Shares to be issued pursuant to any Other Subscription Agreement, in each case, that have not been or will not be validly waived on or prior to the Closing Date.

f.    GMBT is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority, self-regulatory organization or other person in connection with the execution, delivery and performance by GMBT of this Subscription Agreement, other than the filing required by Section 11(m).

g.    Except for such matters as have not had and would not be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect, there is no (i) suit, action, proceeding or arbitration before a governmental authority or arbitrator pending, or, to the knowledge of GMBT, threatened against GMBT or (ii) judgment, decree, injunction, ruling or order of any governmental entity or arbitrator outstanding against GMBT.

h.    Neither GMBT nor any person acting on its behalf has engaged or will engage in any form of general solicitation or general advertising (within the meaning of Regulation D of the Securities Act) in connection with any offer or sale of the Acquired Shares and they are not being offered in a manner involving any offering under, or in a distribution in violation of, the Securities Act or any other applicable securities laws.

i.    A copy of each form, report, statement, schedule, prospectus, proxy, registration statement and other document, if any, filed by GMBT with the Commission since its initial registration of GMBT Class A Shares and warrants (the “SEC Documents”) is available to the undersigned via the Commission’s EDGAR system. The SEC Documents, as of their respective filing dates, complied in all material respects with the applicable requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the applicable rules and regulations of the Commission promulgated thereunder; provided that GMBT makes no such representation or warranty with respect to the Warrant Accounting Matter (as defined below). None of the SEC Documents filed by GMBT under the Exchange Act (except to the extent that information contained in any SEC Document has been superseded by a later timely filed SEC Document) contained, when filed, any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, in the case of any SEC Document that is a registration statement, or included, when filed, any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, in the case of all other SEC Documents; provided, that GMBT makes no such representation or warranty with respect to the registration statement on Form F-4 filed or to be filed by the Issuer, or the proxy statement/prospectus related thereto to be filed by the Issuer, with respect to the Transactions or any other information relating to the Company or any of its affiliates included in any SEC Document or filed as an exhibit thereto; provided further, that GMBT makes no such representation or warranty with respect to the accounting treatment of its warrants or other changes in accounting arising in connection with any required restatement of GMBT’s historical financial statements, or as to any deficiencies in disclosure (including with respect to financial statement presentation or accounting and disclosure controls) arising from the treatment of such warrants as equity rather than liabilities or other required changes in GMBT’s financial statements and SEC Documents, or any related disclosure, in the SEC Documents (the “Warrant Accounting Matter”). Except as described in the Current Report on Form 8-K filed by GMBT with the Commission on May 28, 2021, GMBT has timely filed each report, statement, schedule, prospectus, and registration statement that GMBT was required to file with the Commission since its inception. There are no material outstanding or unresolved comments in comment letters from the Staff of the Commission with respect to any of the SEC Documents.

j.    Except for placement fees payable to the Placement Agents in their capacity as Placement Agents, GMBT has not paid, and is not obligated to pay, any brokerage, finder’s or other commission or similar fee in connection with the issuance and sale of the Acquired Shares, including, for the avoidance of doubt, any fee or commission payable to any stockholder or affiliate of the Issuer.

5.    Subscriber Representations and Warranties. Subscriber represents and warrants that:

a.    Subscriber has been duly formed or incorporated and is validly existing in good standing under the laws of its jurisdiction of incorporation or formation, with the requisite entity power and authority to enter into, deliver and perform its obligations under this Subscription Agreement.

b.    This Subscription Agreement has been duly authorized, executed and delivered by Subscriber. This Subscription Agreement is enforceable against Subscriber in accordance with its terms, except as may be limited or otherwise affected by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting the rights of creditors generally, and (ii) principles of equity, whether considered at law or equity.

c.    The execution, delivery and performance by Subscriber of this Subscription Agreement, including the consummation of the transactions contemplated hereby, (i) are fully consistent with Subscriber’s financial needs, objectives and condition, (ii) comply and are fully consistent with all investment policies, guidelines and other restrictions applicable to Subscriber, (iii) have been duly authorized and approved by all necessary actions and (iv) are a fit, proper and suitable investment for Subscriber, notwithstanding the substantial risks inherent in investing in or holding the Acquired Shares.

d.    The execution and delivery by Subscriber of this Subscription Agreement, and the performance by Subscriber of its obligations under this Subscription Agreement, including the purchase of the Acquired Shares and the consummation of the other transactions contemplated herein, will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of Subscriber pursuant to the terms of any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which Subscriber is a party or by which Subscriber is bound or to which any of the property or assets of Subscriber is subject, which would be reasonably expected to have a material adverse effect on the business, properties, financial condition, stockholders’ equity or results of operations of Subscriber, taken as a whole (a “Subscriber Material Adverse Effect”), or materially affect the legal authority of Subscriber to comply in all material respects with the terms of this Subscription Agreement; (ii) result in a violation of the organizational documents of Subscriber; or (iii) result in a violation of any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over Subscriber or any of Subscriber’s properties that would be reasonably expected to have a Subscriber Material Adverse Effect or materially affect the legal authority of Subscriber to comply in all material respects with this Subscription Agreement.

e.    Subscriber (i) is a “qualified institutional buyer” (as defined in Rule 144A promulgated under the Securities Act) or an institutional “accredited investor” (within the meaning of Rule 501(a) under the Securities Act), in each case, satisfying the applicable requirements set forth on Schedule A, and an “Institutional Account” as defined in FINRA Rule 4512(c), (ii) is acquiring the Acquired Shares only for its own account and not for the account of others, or if Subscriber is subscribing for the Acquired Shares as a fiduciary or agent for one or more investor accounts, each owner of such account is independently a “qualified institutional buyer” (as defined above) and Subscriber has full investment discretion with respect to each such account, and the full power and authority to make the acknowledgements, representations and agreements herein on behalf of each owner of each such account, and (iii) is not acquiring the Acquired Shares with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act or any other securities laws of the United States or any other jurisdiction. Subscriber has completed Schedule A following the signature page hereto and the information contained therein is accurate and complete. Subscriber is not an entity formed for the specific purpose of acquiring the Acquired Shares, unless Subscriber is a newly formed entity in which all of the equity owners are accredited investors and is an “institutional account” as defined by FINRA Rule 4512(c). Accordingly, Subscriber is aware that this offering of the Acquired Shares meets the exemptions from filing under FINRA Rule 5123(b)(1)(A), (C) or (J).

f.    Subscriber understands that the Acquired Shares are being offered in a transaction not involving any public offering within the meaning of the Securities Act and that the Acquired Shares have not been registered under the Securities Act or any other securities laws of the United States or any other jurisdiction. Subscriber understands that the Acquired Shares may not be resold, transferred, pledged or otherwise disposed of by Subscriber absent an effective registration statement under the Securities Act, except (i) to the Issuer or a subsidiary thereof, (ii) to non-U.S. persons pursuant to offers and sales that occur outside the United States within the meaning of Regulation S under the Securities Act, (iii) pursuant to Rule 144 promulgated under the Securities Act, absent a change in law, receipt of regulatory no-action relief or an exemption, provided that all of the applicable conditions thereof have been met, or (iv) pursuant to another applicable exemption from the registration requirements of the Securities Act, and that any certificates or book entry records representing the Acquired Shares shall contain a legend to such effect. Subscriber acknowledges that the Acquired Shares will not immediately be eligible for resale pursuant to Rule 144 promulgated under the Securities Act. Subscriber understands and agrees that the Acquired Shares will be subject to transfer restrictions and, as a result of these transfer restrictions, Subscriber may not be able to readily resell the Acquired Shares and may be required to bear the financial risk of an investment in the Acquired Shares for an indefinite period of time. Subscriber understands that it has been advised to consult legal counsel prior to making any offer, resale, pledge or Transfer of any of the Acquired Shares. For purposes of this Subscription Agreement, “Transfer” shall mean any direct or indirect transfer, redemption, disposition or monetization in any manner whatsoever, including, without limitation, through any derivative transactions.

g.    Subscriber understands and agrees that Subscriber is purchasing the Acquired Shares directly from the Issuer. Subscriber further acknowledges that there have been no representations, warranties, covenants and agreements made to Subscriber by GMBT, the Issuer, the Placement Agents or any of their respective affiliates or any control persons, officers, directors, employees, agents or representatives of any of the foregoing or any other person or entity, expressly or by implication, other than those representations, warranties, covenants and agreements of GMBT and the Issuer included in this Subscription Agreement.

h.    Subscriber’s acquisition and holding of the Acquired Shares will not constitute or result in a non-exempt prohibited transaction under section 406 of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”), or any applicable similar law.

i.    In making its decision to subscribe for and purchase the Acquired Shares, Subscriber represents that it has relied solely upon its own independent investigation. Without limiting the generality of the foregoing, Subscriber acknowledges and agrees that Subscriber has not relied on any statements or other information provided by the Placement Agents or any of their respective affiliates, or any of their respective officers, directors, employees or representatives, concerning GMBT, the Issuer, the Company or the Acquired Shares or the offer and sale of the Acquired Shares. Subscriber acknowledges and agrees that Subscriber has received, reviewed and understood the offering materials made available to it in connection with the Transactions and such information as Subscriber deems necessary in order to make an investment decision with respect to the Acquired Shares, including with respect to GMBT, the Issuer, the Company and the Transactions. Subscriber represents and agrees that Subscriber and Subscriber’s professional advisor(s), if any, have (i) had the full opportunity to ask such questions, receive such answers and obtain such information as Subscriber and such Subscriber’s professional advisor(s), if any, have deemed necessary to make an investment decision with respect to the Acquired Shares and (ii) conducted and completed its own independent due diligence with respect to the Transaction. Based upon such information as Subscriber has deemed appropriate and without reliance on the Placement Agents, Subscriber has independently made its own analysis and decision to subscribe for and purchase the Acquired Shares. Subscriber further acknowledges that the information provided to Subscriber may change after the date hereof and the Issuer is under no obligation to inform Subscriber regarding any such changes, except to the extent such changes would reasonably be expected to cause the failure of the Issuer to satisfy a condition to Subscriber’s obligations at the Closing. Except for the representations, warranties and agreements of the Issuer and GMBT expressly set forth in this Subscription Agreement, Subscriber is relying exclusively on its own sources of information, investment analysis and due diligence (including professional advice it deems appropriate) with respect to the Transaction, the Acquired Shares and the business, condition (financial and otherwise), management, operations, properties and prospects of the Issuer. Subscriber acknowledges that it is not relying upon, and has not relied upon, any statement, representation or warranty made by any person, firm or corporation (including, without limitation, the Issuer, GMBT, the Company, the Placement Agents, any of their respective affiliates or any control persons, officers, directors, employees, agents or representatives of any of the foregoing), other than the representations and warranties of the Issuer contained in Section 3 of this Subscription Agreement, in making its investment or decision to invest in the Issuer. Subscriber further acknowledges that the Placement Agents have not made, do not make and shall not be deemed to make any express or implied representation or warranty with respect to the Issuer, GMBT, this offering or the Transactions.

j.    Subscriber became aware of this offering of the Acquired Shares solely by means of direct contact between Subscriber and GMBT, the Company, the Issuer or the Placement Agents, and the Acquired Shares were offered to Subscriber solely by direct contact between Subscriber and GMBT, the Issuer or the Placement Agents. Subscriber did not become aware of this offering of the Acquired Shares, nor were the Acquired Shares offered to Subscriber, by any other means. Subscriber acknowledges that the Issuer represents and warrants that the Acquired Shares (i) were not offered by any form of general solicitation or general advertising and (ii) are not being offered in a manner involving a public offering under, or in a distribution in violation of, the Securities Act, or any applicable securities laws.

k.    Subscriber acknowledges that it is aware that there are substantial risks incident to the purchase and ownership of the Acquired Shares. Subscriber qualifies as a sophisticated institutional investor, experienced in private equity transactions, and has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment, both in general and with regard to transactions in, and investment strategies involving, securities, including Subscriber’s investment in the Acquired Shares, and Subscriber has sought such accounting, legal and tax advice as Subscriber has considered necessary to make an informed investment decision and Subscriber has made its own assessment and satisfied itself concerning relevant tax or other economic considerations relative to its purchase of the Acquired Shares. Accordingly, Subscriber acknowledges that the offering of the Acquired Shares meets the institutional account exemption under FINRA Rule 2111(b).

l.    Subscriber acknowledges and agrees that (a) MPW is acting solely as a placement agent in connection with the Subscription and is not acting as underwriter or in any other capacity and is not and shall not be construed as a fiduciary for Subscriber, the Issuer, GMBT, the Company or any other person or entity in connection with the Subscription, (b) Barclays is acting as a placement agent in connection with the Subscription and as an M&A and capital markets financial adviser to the Company and is not acting as an underwriter or in any other capacity and is not and shall not be construed as a fiduciary for Subscriber, the Issuer, GMBT, the Company or any other person or entity in connection with the Subscription and may receive fees for both its placement agent services and financial advisory services and Subscriber unconditionally waives any conflict of interest claim in connection with any of the foregoing, (c) Guggenheim Securities is acting as a placement agent in connection with the Subscription and as a financial adviser to GMBT and is not acting as an underwriter or in any other capacity and is not and shall not be construed as a fiduciary for Subscriber, the Issuer, GMBT, the Company or any other person or entity in connection with the Subscription and may receive fees for both its placement agent services and financial advisory services and Subscriber unconditionally waives any conflict of interest claim in connection with any of the foregoing, (d) neither the Placement Agents nor any affiliate of any of the Placement Agents (nor any control person officer, director, employee, agent or representative of any of the Placement Agents or any affiliate thereof) have made, or will make, any representation or warranty, whether express or implied, of any kind or character and have not provided, and will not provide, any advice or recommendation in connection with the Subscription, (e) the Placement Agents will have no responsibility with respect to (i) any representations, warranties or agreements made by any person or entity under or in connection with the Subscription or any of the documents furnished pursuant thereto or in connection therewith, or the execution, legality, validity or enforceability (with respect to any person) thereof, or (ii) the business, affairs, financial condition, operations, properties or prospects of, or any other matter concerning GMBT, the Issuer, the Company or the Subscription, (f) the Placement Agents and their respective affiliates and the control persons, officers, directors, employees, agents, and representatives of the foregoing shall have no liability or obligation (including without limitation, for or with respect to any losses, claims, damages, obligations, penalties, judgments, awards, liabilities, costs, expenses or disbursements incurred by Subscriber, GMBT, the Company, the Issuer or any other person or entity), whether in contract, tort or otherwise, to Subscriber, or to any person claiming through Subscriber, in respect of the Subscription, (g) none of the Placement Agents or their respective affiliates or any control person, officer, director, employee, agent or representative of any of the foregoing has made an independent investigation with respect to GMBT, the Issuer, the Company or the Acquired Shares or the accuracy, completeness or adequacy of any information supplied to Subscriber by GMBT, the Issuer or the Company and (h) the Placement Agents have not prepared a disclosure or offering document in connection with the offer and sale of the Acquired Shares.

m.    Alone, or together with any professional advisor(s), Subscriber has adequately analyzed and fully considered the risks of an investment in the Acquired Shares and determined that the Acquired Shares are a suitable investment for Subscriber and that Subscriber is able at this time and in the foreseeable future to bear the economic risk of a total loss of Subscriber’s investment in the Issuer. Subscriber acknowledges specifically that a possibility of total loss exists.

n.    Subscriber understands and agrees that no federal or state agency has passed upon or endorsed the merits of the offering of the Acquired Shares or made any findings or determination as to the fairness of an investment in the Acquired Shares.

o.    Subscriber is not (i) a person or entity named on any sanctions list maintained by (A) the U.S. Department of the Treasury’s Office of Foreign Assets Control (“OFAC”), including the List of Specially Designated Nationals and Blocked Persons, the Executive Order 13599 List, the Foreign Sanctions Evaders List, or the Sectoral Sanctions Identification List, (B) the European Union, (C) the United Nations Security Council, (D) the government of the United Kingdom, including HM Treasury, or (E) any individual European Union member state (collectively, “Sanctions Lists”), (ii) owned or controlled by, or acting on behalf of, a person, that is named on a Sanctions List, (iii) organized, incorporated, established, located, resident or born in, or a citizen, national, or the government, including any political subdivision, agency, or instrumentality thereof, of Cuba, Iran, North Korea, Sudan, Syria, Venezuela, the Crimea region of Ukraine, or any other country or territory embargoed or subject to substantial trade restrictions by the United States, United Nations or any similar list of sanctioned persons administered by the European Union or any individual European Union member state, or the United Kingdom (collectively, “Sanctions Lists”), (iv) a Designated National as defined in the Cuban Assets Control Regulations, 31 C.F.R. Part 515 or (v) a non-U.S. shell bank or providing banking services indirectly to a non-U.S. shell bank (collectively, a “Prohibited Subscriber”). Subscriber represents that if it is a financial institution subject to the Bank Secrecy Act (31 U.S.C. section 5311 et seq.) (the “BSA”), as amended by the USA PATRIOT Act of 2001, as amended (the “PATRIOT Act”), and its implementing regulations (collectively, the “BSA/PATRIOT Act”), that Subscriber maintains policies and procedures reasonably designed to comply with applicable obligations under the BSA/PATRIOT Act. Subscriber also represents that, to the extent required, it maintains policies and procedures reasonably designed to ensure compliance with sanctions programs administered by the United States, United Nations, European Union, or any individual European Union member state, the United Kingdom or any other relevant governmental authority, including for the screening of its investors against the Sanctions Lists. Subscriber further represents and warrants that, to the extent required, it maintains policies and procedures reasonably designed to ensure that the funds held by Subscriber and used to purchase the Acquired Shares were legally derived and were not obtained, directly or indirectly, from a Prohibited Subscriber.

p.    Subscriber is not currently (and at all times through the Closing will refrain from being or becoming) a member of a “group” (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act or any successor provision) acting for the purpose of acquiring, holding, voting or disposing of equity securities of the Issuer (within the meaning of Rule 13d-5(b)(1) under the Exchange Act).

q.    If Subscriber is or is acting on behalf of (i) an employee benefit plan that is subject to Title I of ERISA, (ii) a plan, an individual retirement account or other arrangement that is subject to section 4975 of the Code, (iii) an entity whose underlying assets are considered to include “plan assets” of any such plan, account or arrangement described in clauses (i) and (ii) (each, an “ERISA Plan”), or (iv) an employee benefit plan that is a governmental plan (as defined in section 3(32) of ERISA), a church plan (as defined in section 3(33) of ERISA), a non-U.S. plan (as described in section 4(b)(4) of ERISA) or other plan that is not subject to the foregoing clauses (i), (ii) or (iii) but may be subject to provisions under any other federal, state, local, non-U.S. or other laws or regulations that are similar to such provisions of ERISA or the Code (collectively, “Similar Laws,” and together with the ERISA Plans, the “Plans”), then Subscriber represents and warrants that (1) neither the Issuer nor GMBT, nor any of their respective affiliates (the “Transaction Parties”) has provided investment advice or has otherwise acted as the Plan’s fiduciary with respect to its decision to acquire and hold the Acquired Shares, and none of the Transaction Parties is or shall at any time be the Plan’s fiduciary with respect to any decision to acquire and hold the Acquired Shares, and none of the Transaction Parties is or shall at any time be the Plan’s fiduciary with respect to any decision in connection with Subscriber’s investment in the Acquired Shares, and (2) its purchase of the Acquired Shares will not result in a non-exempt prohibited transaction under section 406 of ERISA or section 4975 of the Code, or any applicable Similar Law.

r.    Subscriber has, and at the Closing will have, sufficient funds to pay the Purchase Price pursuant to Section 2(b)(i).

s.    Subscriber has not entered into a binding commitment to sell or otherwise transfer the Acquired Shares.

t.    Subscriber agrees that the Placement Agents may rely upon the acknowledgments, understandings, agreements, representations and warranties made by Subscriber in this Subscription Agreement.

u.    Subscriber agrees that none of (i) the Other Subscribers pursuant to the Other Subscription Agreements entered into in connection with the offer and sale of Issuer Class A Shares (including the controlling persons, members, officers, directors, partners, agents or employees of any such Other Subscribers) or (ii) any other party to the Combination Agreement, including any such party’s representatives, affiliates or any of its or their control persons, officers, directors or employees, that is not a party hereto, shall be liable to Subscriber pursuant to this Subscription Agreement for any action heretofore or hereafter taken or omitted to be taken by any of them in connection with the purchase of the Acquired Shares.

6.    Additional Subscriber Agreement. Subscriber hereby agrees that, from the date of this Subscription Agreement until the Closing Date, neither Subscriber nor any person or entity acting on behalf of Subscriber or pursuant to any understanding with Subscriber will engage in any Short Sales with respect to securities of GMBT. For purposes of this Section 6, “Short Sales” shall include, without limitation, all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Exchange Act, and all types of direct and indirect stock pledges (other than pledges in the ordinary course of business as part of prime brokerage arrangements), forward sale contracts, options, puts, calls, swaps and similar arrangements (including on a total return basis), and sales and other transactions through non-U.S. broker dealers or foreign regulated brokers. Notwithstanding the foregoing, (a) nothing herein shall prohibit other entities under common management with Subscriber that have no knowledge of this Subscription Agreement or of Subscriber’s participation in the transactions contemplated hereby (including Subscriber’s controlled affiliates and/or affiliates) from entering into any Short Sales and (b) in the case of a Subscriber that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of such Subscriber’s assets and the portfolio managers have no knowledge of the investment decisions made by the portfolio managers managing other portions of such Subscriber’s assets, this Section 6 shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Acquired Shares covered by this Subscription Agreement.

7.    Registration Rights.

a.    The Issuer agrees that, within thirty (30) calendar days after the Closing, the Issuer will use its commercially reasonable efforts to file with the Commission (at the Issuer’s sole cost and expense) a registration statement registering the resale of the Acquired Shares (the “Registration Statement”), and to have the Registration Statement declared effective as soon as practicable after the filing thereof, but no later than the earliest of (i) the 90th calendar day (or 135th calendar day if the Commission notifies the Issuer that it will “review” the Registration Statement) following the Closing and (ii) the 10th Business Day after the date the Issuer is notified (orally or in writing, whichever is earlier) by the Commission that the Registration Statement will not be “reviewed” or will not be subject to further review (such earlier date, the “Effective Date”); provided, however, that the Issuer’s obligations to include the Acquired Shares in the Registration Statement are contingent upon Subscriber furnishing in writing to the Issuer such information regarding Subscriber, the securities of the Issuer held by Subscriber and the intended method of disposition of the Acquired Shares as shall be reasonably requested by the Issuer to effect the registration of the Acquired Shares, and Subscriber shall execute such documents in connection with such registration as the Issuer may reasonably request that are customary of a selling stockholder in similar situations, including providing that the Issuer shall be entitled to postpone and suspend the effectiveness or use of the Registration Statement during any customary blackout or similar period or as permitted hereunder. The Issuer shall provide a draft of the Registration Statement to Subscriber at least two (2) Business Days in advance of its anticipated initial filing date; provided that Subscriber agrees to keep confidential the receipt of such Registration Statement and the information contained therein until filed with the Commission. Notwithstanding the foregoing, if the Commission prevents the Issuer from including any or all of the shares proposed to be registered under the Registration Statement due to limitations on the use of Rule 415 of the Securities Act for the resale of the Acquired Shares by the applicable stockholders or otherwise, such Registration Statement shall register for resale such number of Acquired Shares which is equal to the maximum number of Acquired Shares as is permitted by the Commission. In such event, the number of Acquired Shares to be registered for each selling stockholder named in the Registration Statement shall be reduced pro rata among all such selling stockholders. Upon notification by the Commission that the Registration Statement has been declared effective by the Commission, within two (2) Business Days thereafter, the Issuer shall file the final prospectus under Rule 424 of the Securities Act. In no event shall Subscriber be identified as a statutory underwriter in the Registration Statement unless requested by the Commission.

b.    At its expense the Issuer shall:

(i)    except for such times as the Issuer is permitted hereunder to suspend the use of the prospectus forming part of a Registration Statement, use its commercially reasonable efforts to keep such registration, and any qualification, exemption or compliance under applicable securities laws which the Issuer determines to obtain, continuously effective with respect to Subscriber, and to keep the applicable Registration Statement or any subsequent shelf registration statement free of any material misstatements or omissions, until the earliest of the following: (1) Subscriber ceases to hold any Acquired Shares or (2) the date all Acquired Shares held by Subscriber may be sold without restriction under Rule 144, including without limitation, any volume and manner of sale restrictions which may be applicable to affiliates under Rule 144 promulgated under the Securities Act and without the requirement for the Issuer to be in compliance with the current public information required under Rule 144(c)(1) or Rule 144(i)(2), as applicable, and three (3) years from the Effective Date of the Registration Statement.

(ii)    advise Subscriber within two (2) Business Days:

(1)    when a Registration Statement or any amendment thereto has become effective;

(2)    of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for such purpose;

(3)    of the receipt by the Issuer of any notification with respect to the suspension of the qualification of the Acquired Shares included therein for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and

(4)    subject to the provisions in this Subscription Agreement, of the occurrence of any event that requires the making of any changes in the Registration Statement or prospectus so that, as of such date, the Registration Statement or prospectus does not contain any untrue statement of material fact or omit to state a material fact necessary to make the statements therein (in the case of a prospectus, in the light of the circumstances under which they were made) not misleading.

Notwithstanding anything to the contrary set forth herein, the Issuer shall not, when so advising Subscriber of such events, provide Subscriber with any material, nonpublic information regarding the Issuer other than to the extent that providing notice to Subscriber of the occurrence of the events listed in (1) through (4) above constitutes material, nonpublic information regarding the Issuer;

(iii)    use its commercially reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of the Registration Statement as soon as reasonably practicable;

(iv)    upon the occurrence of any event contemplated above, except for such times as the Issuer is permitted hereunder to suspend, and has suspended, the use of a prospectus forming part of a Registration Statement, the Issuer shall use its commercially reasonable efforts to, as soon as reasonably practicable, prepare a post-effective amendment to such Registration Statement or a supplement to the related prospectus, or file any other required document so that, as thereafter delivered to purchasers of the Acquired Shares included therein, such prospectus will not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(v)    use its commercially reasonable efforts to cause all Acquired Shares to be listed on each securities exchange or market, if any, on which the Issuer Class A Shares issued by the Issuer have been listed;

(vi)    use its commercially reasonable efforts to take all other steps necessary to effect the registration of the Acquired Shares contemplated hereby;

(vii)    if requested by Subscriber, remove the restrictive legend described in in Section 2(b)(ii) (or instruct its transfer agent to so remove such legend) from the Acquired Shares if (1) the Registration Statement is and continues to be effective under the Securities Act, (2) such Acquired Shares are sold or transferred pursuant to Rule 144 (if the transferor is not an affiliate of the Issuer and subject to all applicable requirements of Rule 144 being met), or (3) such Acquired Shares are eligible for sale under Rule 144, without the requirement for the Issuer to be in compliance with the current public information required under Rule 144(c)(1) (or Rule 144(i)(2), if applicable) as to the Acquired Shares and without volume or manner-of-sale restrictions; provided that Subscriber shall have timely provided customary representations and other documentation reasonably acceptable to the Issuer, its counsel and/or its transfer agent in connection therewith (the “Representations”). Any fees (with respect to the transfer agent, Issuer’s counsel or otherwise) associated with the issuance of any legal opinion required by the Issuer’s transfer agent or the removal of such legend shall be borne by the Issuer. If a legend is no longer required pursuant to the foregoing, the Issuer will, no later than five (5) Business Days following the delivery by Subscriber to the Issuer or the transfer agent (with notice to the Issuer) of the Representations, remove the restrictive legend related to the book entry account holding the Acquired Shares and make a new, unlegended book entry for the Acquired Shares; and

c.    Notwithstanding anything to the contrary in this Subscription Agreement, the Issuer shall be entitled to delay or postpone the filing and/or effectiveness of the Registration Statement, and from time to time to require Subscriber not to sell under the Registration Statement or to suspend the effectiveness thereof, if the negotiation or consummation of a transaction by the Issuer or its subsidiaries is pending or an event has occurred, which negotiation, consummation or event that the Issuer’s board of directors reasonably believes, upon the advice of legal counsel, would require additional disclosure by the Issuer in the Registration Statement of material information that (x) the Issuer has a bona fide business purpose for keeping confidential or (y) cannot be immediately provided, and the non-disclosure of which in the Registration Statement would be expected, in the reasonable determination of the Issuer’s board of directors, upon the advice of legal counsel, to cause the Registration Statement to fail to comply with applicable disclosure requirements (each such circumstance, a “Suspension Event”); provided, however, that the Issuer may not delay or suspend the Registration Statement on more than two (2) occasions or for more than sixty (60) consecutive calendar days, or more than ninety (90) total calendar days, in each case during any twelve-month period. Upon receipt by Subscriber of any written notice from the Issuer of the happening of any Suspension Event during the period that the Registration Statement is effective or if as a result of a Suspension Event the Registration Statement or related prospectus contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made (in the case of the prospectus), not misleading, Subscriber agrees that (i) it will immediately discontinue offers and sales of the Acquired Shares under the Registration Statement until Subscriber receives copies of a supplemental or amended prospectus (which the Issuer agrees to promptly prepare) that corrects the misstatement(s) or omission(s) referred to above and receives notice that any post-effective amendment has become effective or unless otherwise notified by the Issuer that it may resume such offers and sales, and (ii) it will maintain the confidentiality of any information included in such written notice delivered by the Issuer unless the disclosure of which is otherwise required by law or subpoena (in which case Subscriber shall use commercially reasonable efforts to give advance written notice to the Issuer of any such disclosure). If so directed by the Issuer, Subscriber will deliver to the Issuer or, in Subscriber’s sole discretion destroy, all copies of the prospectus covering the Acquired Shares in Subscriber’s possession; provided, however, that this obligation to deliver or destroy all copies of the prospectus covering the Acquired Shares shall not apply (1) to the extent Subscriber is required to retain a copy of such prospectus (x) in order to comply with applicable legal, regulatory, self-regulatory or fiduciary requirements or (y) in accordance with a bona fide pre-existing document retention policy or (2) to copies stored electronically on archival servers as a result of automatic data back-up.

d.    Subscriber may deliver written notice (an “Opt-Out Notice”) to the Issuer requesting that Subscriber not receive notices from the Issuer otherwise required by this Section 7; provided, however, that Subscriber may later revoke any such Opt-Out Notice in writing. Following receipt of an Opt-Out Notice from Subscriber (unless subsequently revoked), (i) the Issuer shall not deliver any such notices to Subscriber and Subscriber shall no longer be entitled to the rights associated with any such notice and (ii) each time prior to Subscriber’s intended use of an effective Registration Statement, Subscriber will notify the Issuer in writing at least two (2) Business Days in advance of such intended use, and if a notice of a Suspension Event was previously delivered (or would have been delivered but for the provisions of this Section 7(d)) and the related suspension period remains in effect, the Issuer will so notify Subscriber, within one (1) Business Day of Subscriber’s notification to the Issuer, by delivering to Subscriber a copy of such previous notice of Suspension Event, and thereafter will provide Subscriber with the related notice of the conclusion of such Suspension Event immediately upon its availability.

e.    The Issuer shall, notwithstanding any termination of this Subscription Agreement, indemnify, defend and hold harmless, to the extent permitted by law, Subscriber (to the extent a seller under the Registration Statement), the officers, directors and agents of Subscriber, and each person who controls Subscriber (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) to the fullest extent permitted by applicable law, from and against any and all out-of-pocket losses, claims, damages, liabilities, costs (including, without limitation, reasonable and documented attorneys’ fees incurred in connection with defending any of the foregoing) and expenses (collectively, “Losses”), as incurred, that arise out of or are based upon any untrue or alleged untrue statement of a material fact contained in the Registration Statement, any prospectus included in the Registration Statement, or any form of prospectus, or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein (in the case of any prospectus, or any form of prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading, except to the extent, but only to the extent, that such untrue statements, alleged untrue statements, omissions or alleged omissions are based upon information regarding Subscriber furnished in writing to the Issuer by Subscriber expressly for use therein or Subscriber has omitted a material fact from such information or otherwise violated the Securities Act, Exchange Act or any state securities law or any rule or regulation thereunder; provided, however, that the indemnification contained in this Section 7(e) shall not apply to amounts paid in settlement of any Losses if such settlement is effected without the consent of the Issuer. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of an indemnified party and shall survive the Transfer of the Acquired Shares by Subscriber.

f.    Subscriber shall, severally and not jointly, indemnify and hold harmless, to the extent permitted by law, the Issuer, its directors, officers, agents and employees, and each person who controls the Issuer (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), to the fullest extent permitted by applicable law, from and against all Losses, as incurred, (i) arising out of or based upon any untrue or alleged untrue statement of a material fact contained in the Registration Statement, any prospectus included in the Registration Statement, or any form of prospectus, or in any amendment or supplement thereto or in any preliminary prospectus, or (ii) arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any prospectus, or any form of prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading, with respect to (i) and/or (ii), to the extent, but only to the extent, that such untrue or alleged untrue statements or omissions or alleged omissions are based upon information regarding Subscriber furnished in writing to the Issuer by Subscriber expressly for use therein; provided, however, that the indemnification contained in this Section 7(f) shall not apply to amounts paid in settlement of any Losses if such settlement is effected without the consent of Subscriber. In no event shall the liability of Subscriber be greater in amount than the dollar amount of the net proceeds received by Subscriber upon the sale of the Acquired Shares giving rise to such indemnification obligation. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of an indemnified party and shall survive the Transfer of the Acquired Shares by Subscriber.

g.    Any person entitled to indemnification hereunder shall (1) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that the failure to give prompt notice shall not impair any person’s right to indemnification hereunder to the extent such failure has not prejudiced the indemnifying party) and (2) permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its consent. An indemnifying party who elects not to assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of legal counsel to any indemnified party a conflict of interest exists between such indemnified party and any other of such indemnified parties with respect to such claim. No indemnifying party shall, without the consent of the indemnified party, consent to the entry of any judgment or enter into any settlement which cannot be settled in all respects by the payment of money (and such money is so paid by the indemnifying party pursuant to the terms of such settlement) or which settlement does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation

8.    [Reserved.]

9.    Termination. This Subscription Agreement shall terminate and be void and of no further force and effect, and all rights and obligations of the parties hereunder shall terminate without any further liability on the part of any party in respect thereof, upon the earliest to occur of (a) such date and time as the Combination Agreement is validly terminated in accordance with the terms therein, (b) upon the mutual written agreement of each of the parties hereto to terminate this Subscription Agreement, (c) at the election of Subscriber, on or after the “Outside Date” as defined in the Combination Agreement (as such Outside Date may be amended or extended from time to time), (d) two years from the Effective Date of the Registration Statement, or (e) if, after giving effect to any reduction of the Purchase Price pursuant to Section 1(b), the Purchase Price is equal to $0; provided, that nothing herein will relieve any party from liability for any Willful Breach hereof prior to the time of termination, and each party will be entitled to any remedies at law or in equity to recover out-of-pocket losses, liabilities or damages arising from such breach. The Issuer shall notify in writing Subscriber of the termination of the Combination Agreement promptly after the termination of such agreement. For purposes hereof, “Willful Breach” means a material breach that is a consequence of an act undertaken or a failure to act by the breaching party hereto with the knowledge that the taking of such act or such failure to act would, or would reasonably be expected to, constitute or result in a breach of this Subscription Agreement.

10.    Trust Account Waiver. Subscriber acknowledges that GMBT is a blank check company with the powers and privileges to effect a merger, asset acquisition, reorganization or similar business combination involving GMBT and one or more businesses or assets. Subscriber further acknowledges that, as described in GMBT’s prospectus relating to its initial public offering, dated January 19, 2021 (the “Prospectus”), available at www.sec.gov, substantially all of GMBT’s assets consist of the cash proceeds of GMBT’s initial public offering and private placements of its securities, and substantially all of those proceeds have been deposited in a trust account (the “Trust Account”) for the benefit of GMBT, its public stockholders and the underwriters of GMBT’s initial public offering. Except with respect to interest earned on the funds held in the Trust Account that may be released to GMBT to pay its obligations, if any, the cash in the Trust Account may be disbursed only for the purposes set forth in the Prospectus. For and in consideration of GMBT entering into this Subscription Agreement, the receipt and sufficiency of which are hereby acknowledged, Subscriber, on behalf of itself and its representatives, hereby irrevocably waives any and all right, title and interest, or any claim of any kind they have or may have in the future arising out of this Subscription Agreement, in or to any monies held in the Trust Account, and agrees not to seek recourse against the Trust Account as a result of, or arising out of, this Subscription Agreement; provided, however, that nothing in this Section 10 shall be deemed to limit any Subscriber’s right, title, interest or claim to the Trust Account by virtue of such Subscriber’s record or beneficial ownership of securities of GMBT acquired by any means, including but not limited to any redemption right with respect to any such securities of GMBT.

11.    Miscellaneous.

a.    Each party hereto acknowledges that the other parties hereto and the Placement Agents (as third-party beneficiaries with the right of enforcement as set forth herein) will rely on the acknowledgments, understandings, agreements, representations and warranties contained in this Subscription Agreement. Prior to the Closing, Subscriber agrees to promptly notify the Issuer and the Placement Agents if any of the acknowledgments, understandings, agreements, representations and warranties made by such party as set forth herein are no longer accurate (subject to any qualification as to materiality applicable thereto). Each party hereto further acknowledges and agrees that the Placement Agents are third-party beneficiaries with the right of enforcement of Section 3, Section 4, Section 5, this Section 11 and Section 12.

b.    Each of the Issuer, the Company, GMBT, Subscriber, and the Placement Agents (as third-party beneficiaries with the right of enforcement as set forth herein) is entitled to rely upon this Subscription Agreement and is irrevocably authorized to produce this Subscription Agreement or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby to the extent required by law or by regulatory bodies.

c.    Notwithstanding anything to the contrary in this Subscription Agreement, prior to the Closing, without the prior consent of the Issuer, Subscriber may not transfer or assign all or any portion of its rights under this Subscription Agreement other than to its controlled affiliates or any fund or account managed by the same investment manager as Subscriber; provided, that such transferee or assignee agrees in writing to be bound by and subject to the terms and conditions of this Subscription Agreement, makes the representations and warranties in Section 5 and completes Schedule A hereto. In the event of such a transfer or assignment, Subscriber shall immediately update Schedule B to provide the information required therein.

d.    All of the agreements, representations and warranties made by each party hereto in this Subscription Agreement shall survive the Closing. For the avoidance of doubt, if for any reason the Closing does not occur immediately prior to or substantially concurrently with the consummation of the Company Merger, all representations, warranties, covenants and agreements of the parties hereunder shall survive the consummation of the Company Merger and remain in full force and effect.

e.    The Issuer may request from Subscriber such additional information as the Issuer may reasonably deem necessary to evaluate the eligibility of Subscriber to acquire the Acquired Shares, and Subscriber shall provide such information as may be reasonably requested, to the extent readily available and to the extent consistent with its internal policies and procedures; provided, that the Issuer agrees to keep any such information provided by Subscriber confidential except to the extent such disclosure is required by applicable law, at the request of the Staff of the Commission or regulatory agency or under the regulations of the NASDAQ, in which case the Issuer shall provide Subscriber with prior written notice of such disclosure.

f.    This Subscription Agreement constitutes the entire agreement, and supersedes all other prior agreements, understandings, representations and warranties, both written and oral, among the parties, with respect to the subject matter hereof.

g.    Except as otherwise provided herein, this Subscription Agreement shall be binding upon, and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives, and permitted assigns, and the agreements, representations, warranties, covenants and acknowledgments contained herein shall be deemed to be made by, and be binding upon, such heirs, executors, administrators, successors, legal representatives and permitted assigns.

h.    If any provision of this Subscription Agreement shall be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions of this Subscription Agreement shall not in any way be affected or impaired thereby and shall continue in full force and effect.

i.    This Subscription Agreement may be executed in counterparts (including by electronic means), all of which shall be considered one and the same agreement and shall become effective when signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

j.    Each party shall pay all of its own expenses in connection with this Subscription Agreement and the transactions contemplated herein; provided, however, that the Issuer shall reimburse Subscriber for its attorneys’ fees incurred in connection with the transactions contemplated by this Subscription Agreement.

k.    Any notice or communication required or permitted hereunder shall be in writing and either delivered personally, emailed or telecopied, sent by overnight mail via an internationally recognized overnight carrier, or sent by certified or registered mail, postage prepaid, and shall be deemed to be given and received (i) when so delivered personally, (ii) upon receipt of an electronic answerback or confirmation when so delivered by telecopy (to such number specified below or another number or numbers as such person may subsequently designate by notice given hereunder), (iii) when sent, with no mail undeliverable or other rejection notice, if sent by email, or (iv) five (5) Business Days after the date of mailing to the address below or to such other address or addresses as such person may hereafter designate by notice given hereunder:

(i)    if to Subscriber, to such address or addresses set forth on the signature page hereto;

(ii)    if to GMBT, BVI Merger Sub, Issuer, or Cayman Merger Sub (in the case of the latter two at or after the SPAC Merger Effective Time (as defined in the Combination Agreement)) to:

Queen Gambit’s Growth Capital

55 Hudson Yards, 44th Floor

New York, NY 10001

Attention: Victoria Grace

Email: victoria@queensgambitspac.com

with a required copy to (which copy shall not constitute notice):

Vinson & Elkins L.L.P.

1001 Fannin Street, Suite 2500

Houston, TX 77002

Attention: Ramey Layne; Brenda Lenahan

Email: rlayne@velaw.com; blenahan@velaw.com; and

(iii)    if to the Company, Issuer or Cayman Merger Sub (in the case of the latter two before the SPAC Merger Effective Time (as defined in the Combination Agreement)), to:

Swvl Inc.

The Offices 4, One Central

Dubai, United Arab Emirates

Attention: Mostafa Kandil, Chief Executive Officer

Email: mk@swvl.com

with a required copy to (which copy shall not constitute notice):

Cravath, Swaine & Moore LLP

Worldwide Plaza

825 Eighth Avenue

New York, NY 10019-7475

Attention: O. Keith Hallam, III; Nicholas A. Dorsey; Richard Hall

Email: khallam@cravath.com; ndorsey@cravath.com; rhall@cravath.com

l.    This Subscription Agreement, and any claim or cause of action hereunder based upon, arising out of or related to this Subscription Agreement (whether based on law, in equity, in contract, in tort or any other theory) or the negotiation, execution, performance or enforcement of this Subscription Agreement, shall be governed by and construed in accordance with the Laws of the State of New York, without giving effect to the principles of conflicts of law thereof.

THE PARTIES HERETO IRREVOCABLY SUBMIT TO THE EXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, THE SUPREME COURT OF THE STATE OF NEW YORK AND THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA LOCATED IN THE STATE OF NEW YORK SOLELY IN RESPECT OF THE INTERPRETATION AND ENFORCEMENT OF THE PROVISIONS OF THIS SUBSCRIPTION AGREEMENT AND IN RESPECT OF THE TRANSACTIONS CONTEMPLATED HEREBY, AND HEREBY WAIVE, AND AGREE NOT TO ASSERT, AS A DEFENSE IN ANY ACTION, SUIT OR PROCEEDING FOR INTERPRETATION OR ENFORCEMENT HEREOF THAT SUCH ACTION, SUIT OR PROCEEDING MAY NOT BE BROUGHT OR IS NOT MAINTAINABLE IN SAID COURTS OR THAT VENUE THEREOF MAY NOT BE APPROPRIATE OR THAT THIS SUBSCRIPTION AGREEMENT MAY NOT BE ENFORCED IN OR BY SUCH COURTS, AND THE PARTIES HERETO IRREVOCABLY AGREE THAT ALL CLAIMS WITH RESPECT TO SUCH ACTION, SUIT OR PROCEEDING SHALL BE HEARD AND DETERMINED BY SUCH A NEW YORK STATE OR FEDERAL COURT. THE PARTIES HEREBY CONSENT TO AND GRANT ANY SUCH COURT JURISDICTION OVER THE PERSON OF SUCH PARTIES AND OVER THE SUBJECT MATTER OF SUCH DISPUTE AND AGREE THAT MAILING OF PROCESS OR OTHER PAPERS IN CONNECTION WITH SUCH ACTION, SUIT OR PROCEEDING IN THE MANNER PROVIDED IN SECTION 11(k) OR IN SUCH OTHER MANNER AS MAY BE PERMITTED BY LAW SHALL BE VALID AND SUFFICIENT SERVICE THEREOF.

EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS SUBSCRIPTION AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS SUBSCRIPTION AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS SUBSCRIPTION AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER; (II) SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THE FOREGOING WAIVER; (III) SUCH PARTY MAKES THE FOREGOING WAIVER VOLUNTARILY AND (IV) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS SUBSCRIPTION AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVER AND CERTIFICATIONS IN THIS SECTION 11(l).

m.    GMBT shall, by 9:00 a.m., New York City time, on the first (1st) Business Day immediately following the date of this Subscription Agreement, issue one or more press releases or file with the Commission a Current Report on Form 8-K (collectively, the “Disclosure Document”) disclosing all material terms of the transactions contemplated hereby, the Transactions, and any other material, nonpublic information that GMBT, the Issuer or the Company has provided to Subscriber at any time prior to the filing of the Disclosure Document. From and after the issuance of the Disclosure Document, to the knowledge of GMBT and the

Issuer, Subscriber shall not be in possession of any material, nonpublic information received from GMBT or the Issuer, the Company or any of their respective officers, directors or employees or indirectly from the Placement Agents. Notwithstanding anything in this Subscription Agreement to the contrary, neither GMBT nor the Issuer shall publicly disclose the name of Subscriber or any of its affiliates, or include the name of Subscriber or any of its affiliates in any press release or in any filing with the Commission or any regulatory agency or trading market, without the prior written consent of Subscriber, except (i) as required by applicable securities laws, rules or regulations in connection with the Registration Statement, (ii) in a press release or marketing materials of GMBT, the Issuer or the Company in connection with the Transactions to the extent any such disclosure is substantially equivalent to the information that has previously been made public without breach of the obligation under this Section 11(m), and (iii) to the extent such disclosure is required by law, at the request of the Staff of the Commission or regulatory agency or under the regulations of the NASDAQ, in which case the Issuer and GMBT shall provide Subscriber with prior written notice of such disclosure permitted under this subclause (iii).

n.    This Subscription Agreement may not be amended, modified, supplemented or waived (i) except by an instrument in writing, signed by the party against whom enforcement of such amendment, modification, supplement or waiver is sought and (ii) without the prior written consent of GMBT and the Issuer (not to be unreasonably withheld, conditioned or delayed); provided, that any rights (but not obligations) of a party under this Subscription Agreement may be waived, in whole or in part, by such party on its own behalf without the prior consent of any other parties.

o.    The parties agree that irreparable damage would occur if any provision of this Subscription Agreement were not performed in accordance with the terms hereof, and accordingly, that the parties and the third-party beneficiaries hereto shall be entitled to seek an injunction or injunctions to prevent breaches of this Subscription Agreement or to enforce specifically the performance of the terms and provisions of this Subscription Agreement in an appropriate court of competent jurisdiction as set forth in Section 11(l), in addition to any other remedy to which any party or any third-party beneficiary hereto is entitled at law or in equity.

12.    Non-Reliance and Exculpation. Subscriber acknowledges that it is not relying upon, and has not relied upon, any statement, representation or warranty made by any person, firm or corporation (including, without limitation, the Issuer, GMBT, the Placement Agent or the Company, any of their respective affiliates or any control persons, officers, directors, employees, partners, agents or representatives of any of the foregoing), other than the statements, representations and warranties of the Issuer expressly contained in Section 3 of this Subscription Agreement, in making its investment or decision to invest in the Issuer. Subscriber acknowledges and agrees that none of (i) any Other Subscriber pursuant to this Subscription Agreement or any Other Subscription Agreement related to the private placement of the Acquired Shares (including any Other Subscriber’s affiliates or any control persons, officers, directors, employees, partners, agents or representatives of any of the foregoing), (ii) the Placement Agent, (iii) any other party to the Combination Agreement (other than the Issuer) or (iv) any affiliates, or any control persons, officers, directors, employees, partners, agents or representatives of any of the Issuer, the Company or any other party to the Combination Agreement (other than the Issuer) shall be liable (including without limitation, for or with respect to any losses, claims, damages, obligations, penalties, judgments, awards, liabilities, costs, expenses or disbursements incurred by the Investor, the

Company or any other person or entity), whether in contract, tort or otherwise, or have any liability or obligation, to Subscriber, any person claiming through such Subscriber, or to any other investor, pursuant to this Subscription Agreement or any Other Subscription Agreement related to the private placement of the Acquired Shares, the negotiation hereof or thereof or the subject matter hereof or thereof, or the transactions contemplated hereby or thereby, for any action heretofore or hereafter taken or omitted to be taken by any of them in connection with the purchase of the Acquired Shares or the Transactions.

[Signature pages follow.]

IN WITNESS WHEREOF, each of GMBT, the Issuer, the Company and Subscriber has executed or caused this Subscription Agreement to be executed by its duly authorized representative as of the date first written above.

Queen’s Gambit Growth Capital

By:
Name:
Title:

Pivotal Holdings Corp

By:
Name:
Title:

Swvl Inc.

By:
Name:
Title:

Signature Page to

Subscription Agreement

SUBSCRIBER:

Signature of Subscriber:

By:
Name:
Title:

Name of Subscriber:

(Please print. Please indicate name and capacity of person signing above)

Name in which securities are to be registered (if different):

Email Address:

Subscriber’s EIN:

Address:

Attn:

Telephone No.:

Facsimile No.:

Aggregate Number of Acquired Shares subscribed for:

Aggregate Purchase Price: $

You must pay the Purchase Price by wire transfer of United States dollars in immediately available funds to the account specified by the Issuer in the Closing Notice.

Signature Page to

Subscription Agreement

SCHEDULE A

ELIGIBILITY REPRESENTATIONS OF SUBSCRIBER

This Schedule must be completed by Subscriber and forms a part of the Subscription Agreement to which it is attached. Capitalized terms used and not otherwise defined in this Schedule have the meanings given to them in the Subscription Agreement. Subscriber must check the applicable box in either Part A or Part B below and the applicable box in Part C below.

A.	QUALIFIED INSTITUTIONAL BUYER STATUS
(Please check the applicable subparagraphs):

☐	Subscriber is a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act (a “QIB”)).

☐	Subscriber is subscribing for the Acquired Shares as a fiduciary or agent for one or more investor accounts, and each owner of such accounts is a QIB.

*** OR ***

B.	INSTITUTIONAL ACCREDITED INVESTOR STATUS
(Please check the applicable subparagraphs):

Subscriber is an institutional “accredited investor” (within the meaning of Rule 501(a) under the Securities Act) and has checked below the box(es) for the applicable provision under which Subscriber qualifies as such:

☐

Subscriber is an organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended, corporation, Massachusetts or similar business trust, limited liability company or partnership not formed for the specific purpose of acquiring the securities of the Issuer being offered in this offering, with total assets in excess of $5,000,000.

☐	Subscriber is a “private business development company” as defined in Section 202(a)(22) of the Investment Advisers Act of 1940.

☐	Subscriber is a “bank” as defined in Section 3(a)(2) of the Securities Act.

☐	Subscriber is a “savings and loan association” or other institution as defined in Section 3(a)(5)(A) of the Securities Act, whether acting in its individual or fiduciary capacity.

☐	Subscriber is a broker or dealer registered pursuant to Section 15 of the Exchange Act.

☐	Subscriber is an “insurance company” as defined in Section 2(a)(13) of the Securities Act.

☐	Subscriber is an investment company registered under the Investment Company Act of 1940.

Schedule A-1

☐	Subscriber is a “business development company” as defined in Section 2(a)(48) of the Investment Company Act of 1940.

☐	Subscriber is a “Small Business Investment Company” licensed by the U.S. Small Business Administration under either Section 301(c) or (d) of the Small Business Investment Act of 1958.

☐

Subscriber is a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, and such plan has total assets in excess of $5,000,000.

☐

Subscriber is an employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such act, which is one of the following.

☐	A bank;

☐	A savings and loan association;

☐	An insurance company; or

☐	A registered investment adviser.

☐	Subscriber is an employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 with total assets in excess of $5,000,000.

☐

Subscriber is an employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 that is a self-directed plan with investment decisions made solely by persons that are accredited investors.

☐

Subscriber is a trust with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered by the Issuer in this offering, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) under the Securities Act.

*** AND ***

Schedule A-2

C.	AFFILIATE STATUS
(Please check the applicable box)

SUBSCRIBER:

☐	is:

☐	is not:

an “affiliate” (as defined in Rule 144 under the Securities Act) of the Issuer or acting on behalf of an affiliate of the Issuer.

This page should be completed by the Subscriber

and constitutes a part of the Subscription Agreement.

Schedule A-3

SCHEDULE B

SCHEDULE OF TRANSFERS

Subscriber’s Subscription was in the amount of                     Issuer Class A Shares. The following transfers of a portion of the Subscription have been made:

Date of Transfer or Reduction	Transferee	Number of Transferee Acquired Shares Transferred or Reduced	Subscriber Revised Subscription Amount

Schedule B as of             , 20    , accepted and agreed to as of this      day of             , 20     by:

Pivotal Holdings Corp

By:
Name:
Title:

Signature of Subscriber:

[SUBSCRIBER]

By:
Name:
Title:

Schedule B-1